Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-151490, 333-135116 as amended, 333-125978, 333-122785, 333-107160, 333-1035332, 033-04813, 333-161684 and 333-161683) of Telefonaktiebolaget LM Ericsson of our report dated April 21, 2010 relating to the financial statements of Sony Ericsson Mobile Communications AB, which appears in this Form 20-F.

PricewaterhouseCoopers AB

Malmo, Sweden

April 21, 2010